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               [LETTERHEAD OF LEGG MASON WOOD WALKER, INCORPORATED]



                                    CONSENT


We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Proxy Statement-Prospectus referred to below, under the caption "The Merger - Opinion of Somerset's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix D to, the Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of UST Corp. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Legg Mason Wood Walker, Incorporated


                                  By: /s/ Mark C. Micklem
                                      --------------------
                                      Mark C. Micklem
                                      Managing Director